                                                                     Exhibit 2.2


                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             STC BROADCASTING, INC.

                                       AND

                               STC LICENSE COMPANY

                                    AS SELLER
                                       AND
                     SMITH TELEVISION OF NORTH DAKOTA, INC.
                                       AND
             SMITH TELEVISION OF NORTH DAKOTA LICENSE HOLDINGS, INC.
                                    AS BUYER

                           DATED AS OF MARCH 28, 2002

                                TABLE OF CONTENTS

                                                                                                   PAGE
ARTICLE 1. Definitions and References................................................................2
ARTICLE 2. Sale and Purchase of Assets; Purchase Price; Assumption of Liabilities....................2
      2.1.     Asset Sale and Purchase of Assets.....................................................2
               2.1.1.      FCC Licenses..............................................................2
               2.1.2.      Real and Leased Property Interests........................................2
               2.1.3.      Tangible Personal Property................................................3
               2.1.4.      Intellectual Property.....................................................3
               2.1.5.      Program Contracts.........................................................3
               2.1.6.      Trade-out Agreements......................................................4
               2.1.7.      Broadcast Time Sales Agreement............................................4
               2.1.8.      Operating Contracts.......................................................4
               2.1.9.      Vehicles..................................................................4
               2.1.10.     Files and Records.........................................................4
               2.1.11.     Auxiliary Facilities......................................................5
               2.1.12.     Permits and Licenses......................................................5
               2.1.13.     Goodwill..................................................................5
               2.1.14      Accounts Receivable.......................................................5
               2.1.15      Deposits and Prepaid Expenses.............................................5
      2.2.     Excluded Assets.......................................................................5
               2.2.1.      Cash......................................................................5
               2.2.2.      Personal Property Disposed Of.............................................5
               2.2.3.      Insurance.................................................................6
               2.2.4.      Employee Plans and Assets.................................................6
               2.2.5.      Right to Tax Refunds......................................................6
               2.2.6.      Certain Books and Records.................................................6
               2.2.7.      Rights Under this Agreement...............................................6
               2.2.8.      Securities................................................................6
               2.2.9.      Excluded Contracts and Unrelated Assets...................................6
               2.2.10.     Excluded Intellectual Property............................................7
      2.3.     Purchase Price........................................................................7
      2.4.     Payment of Purchase Price.............................................................7
      2.5.     Allocation of Purchase Price..........................................................7
      2.6.     Assumption of Liabilities.............................................................8
ARTICLE 3. Representations and Warranties by Seller..................................................9
      3.1.     Organization and Standing.............................................................9
      3.2.     Authorization.........................................................................9
      3.3.     Compliance with Laws..................................................................9
      3.4.     Consents and Approvals; No Conflicts..................................................10
      3.5.     Financial Statements..................................................................10

      3.6.     Absence of Certain Changes............................................................11
      3.7.     Absence of Litigation.................................................................11
      3.8.     Assets................................................................................11
      3.9.     FCC Matters...........................................................................11
      3.10.    Real Property.........................................................................12
      3.11.    Condition of Tangible Assets..........................................................13
      3.12.    Intellectual Property.................................................................13
      3.13.    Reports and Records...................................................................13
      3.14.    Station Contracts.....................................................................14
      3.15.    Taxes.................................................................................14
      3.16.    Employee Benefit Plans................................................................14
      3.17.    Employees.............................................................................15
      3.19.    Insurance.............................................................................15
      3.20.    Digital Television....................................................................16
ARTICLE 4. Representations and Warranties by Buyer...................................................16
      4.1.     Organization and Standing.............................................................16
      4.2.     Authorization.........................................................................16
      4.3.     Compliance with Laws..................................................................17
      4.4.     Consents and Approvals; No Conflicts..................................................17
      4.5.     Qualification of Buyer................................................................18
      4.6.     Non-Reliance..........................................................................18
ARTICLE 5. Pre-Closing Filings.......................................................................18
      5.1.     Applications for FCC Consent..........................................................18
ARTICLE 6. Covenants and Agreements of Seller........................................................18
      6.1.     Negative Covenants....................................................................18
               6.1.1.      Dispositions..............................................................19
               6.1.2.      Accounting Principles and Practices.......................................19
               6.1.3.      Trade-out Agreements......................................................19
               6.1.4.      Broadcast Time Sales Agreements...........................................19
               6.1.5.      Network Affiliation Agreements and Local Marketing Arrangements...........19
               6.1.6.      Additional Agreements.....................................................19
               6.1.7.      Breaches..................................................................20
               6.1.8.      Employee Matters..........................................................20
               6.1.9.      Actions Affecting FCC Licenses............................................20
               6.1.10.     Affiliated Transactions...................................................20
               6.1.11.     Collection of Accounts Receivable.........................................20
               6.1.12.     Payment of Accounts Payable...............................................20
      6.2.     Affirmative Covenants.................................................................21
               6.2.1.      Preserve Existence........................................................21
               6.2.2.      Normal Operations.........................................................21

               6.2.3.      Maintain FCC Licenses.....................................................21
               6.2.4.      Station Contracts.........................................................21
               6.2.5.      Taxes.....................................................................22
               6.2.6.      Access....................................................................22
               6.2.8.      Insurance.................................................................22
      6.3.     Confidentiality.......................................................................22
      6.4.     No Shopping...........................................................................23
ARTICLE 7. Covenants and Agreements of Buyer.........................................................23
      7.1.     Confidentiality.......................................................................24
      7.2.     Access................................................................................24
      7.3.     Notice of Breaches of Representations and Warranties..................................25
      7.4.     Financing.............................................................................25
ARTICLE 8. Mutual Covenants and Understandings  of Seller and Buyer..................................26
      8.1.     Possession and Control................................................................26
      8.2.     Risk of Loss..........................................................................26
      8.3.     Public Announcements..................................................................26
      8.4.     Employee Matters......................................................................27
               8.4.1.      Transferred Employees.....................................................27
               8.4.2.      COBRA Obligations.........................................................28
      8.5.     Consents..............................................................................28
      8.6.     Put and Option Agreement..............................................................28
ARTICLE 9. Conditions Precedent to  Buyer's Obligation to Close......................................29
      9.2.      Required Consents....................................................................29
      9.3.      Delivery of Documents................................................................29
      9.4.      Legal Proceedings....................................................................29
ARTICLE 10. Conditions Precedent to Seller's Obligation to Close.....................................30
      10.1.    Representations and Covenants.........................................................30
      10.2.    Delivery by Buyer.....................................................................30
      10.3.    Legal Proceedings.....................................................................30
      10.4.    Put Agreement.........................................................................30
ARTICLE 11. Closing..................................................................................31
      11.1.    License Closing and Closing...........................................................31
      11.2.    Time and Place of License Closing and Closing.........................................31
      11.3.    Delivery by Seller at the License Closing.............................................31
      11.4.    Delivery by Seller at the Closing.....................................................32
               11.4.1.     Agreements and Instruments................................................32
               11.4.2.     Consents..................................................................32
               11.4.3.     Certified Resolutions.....................................................33
               11.4.4.     Officers' Certificates....................................................33
               11.4.5.     Organizational Documents..................................................33

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
               11.4.6.     Releases..................................................................33
               11.4.7.     FIRPTA Certificate........................................................33
               11.4.8.     Title Insurance Documents.................................................33
               11.4.9.     Domain Name Transfer......................................................33
               11.4.10.    Good Standing.............................................................34
      11.5.    Delivery by Buyer at the License Closing..............................................34
      11.6.    Delivery by Buyer at the Closing......................................................34
               11.6.1.     Purchase Price Payment....................................................34
               11.6.2.     Agreements and Instruments................................................34
               11.6.3.     Certified Resolutions.....................................................34
               11.6.4.     Officers' Certificate.....................................................35
               11.6.5.     Consents..................................................................35
ARTICLE 12. Survival; Indemnification................................................................35
      12.1.    Survival of Representations...........................................................35
      12.2.    Indemnification by Seller.............................................................36
      12.3.    Indemnification by Buyer..............................................................36
      12.4.    Limitations on Indemnification........................................................37
      12.5.    Conditions of Indemnification.........................................................37
ARTICLE 13. Termination..............................................................................39
      13.1.    Termination...........................................................................39
      13.2.    Effect of Termination.................................................................40
ARTICLE 14. Remedies.................................................................................40
      14.1.    Default by Buyer......................................................................40
      14.2.    Default by Seller.....................................................................41
      14.3.    Specific Performance..................................................................41
ARTICLE 15. General Provisions.......................................................................42
      15.1.    Additional Actions, Documents and Information.........................................42
      15.2.    Brokers...............................................................................42
      15.3.    Expenses and Taxes....................................................................42
      15.4.    Notices...............................................................................43
      15.5.    Waiver................................................................................44
      15.6.    Benefit and Assignment................................................................44
      15.7.    Entire Agreement; Amendment...........................................................45
      15.8.    Severability..........................................................................45
      15.9.    Headings..............................................................................45
      15.10.   Governing Law; Jurisdiction...........................................................45
      15.11.   Signature in Counterparts.............................................................46

                                    SCHEDULES

Schedule 2.1.1       FCC Licenses
Schedule 2.1.2       Real Property Interests
Schedule 2.1.3       Tangible Personal Property
Schedule 2.1.4       Intellectual Property
Schedule 2.1.5       Program Contracts
Schedule 2.1.6       Trade-out Agreements
Schedule 2.1.8       Operating Contracts
Schedule 2.1.9       Vehicles
Schedule 2.2.9       Excluded Contracts and Unrelated Assets
Schedule 3.7         Litigation
Schedule 3.8         Encumbrances on Assets
Schedule 3.9         FCC Matters
Schedule 3.10        Encumbrances on Real Property and Leasehold Interests
Schedule 3.10.3      Third Party Leases
Schedule 3.10.6      Condition of Real Property
Schedule 3.11        Condition of Tangible Assets
Schedule 3.16        Employee Benefit Plans
Schedule 3.17.1      Collective Bargaining Agreements
Schedule 3.18        Environmental Matters
Schedule 3.19        Insurance
Schedule 4.4         Buyer Consents and Approvals
Schedule 6.1         Actions
Schedule 9.2         List of Required Consents

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                  THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of March 28, 2002, by and between STC Broadcasting, Inc., a Delaware corporation ("STC"), and STC License Company, a Delaware corporation and a wholly-owned subsidiary of STC ("STC LICENSE CO." and together with STC, "SELLER"), Smith Television of North Dakota, Inc., a Delaware corporation ("STND"), and Smith Television of North Dakota License Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of STND ("STLH" and together with STND, "BUYER") to amend and restate that certain Asset Purchase Agreement dated February 8, 2002, by and between Buyer and Seller (the "ASSET PURCHASE AGREEMENT").

                  WHEREAS, STC License Co. is the licensee of television broadcast Stations KVLY-TV, Fargo, North Dakota, KFYR-TV, Bismarck, North Dakota plus three satellite stations, KMOT-TV, licensed to Minot, North Dakota, KUMV-TV licensed to Williston, North Dakota and KQCD-TV licensed to Dickinson, North Dakota (collectively, the "STATIONS"), pursuant to certain authorizations issued by the FCC;

                  WHEREAS, Seller desires to sell, assign and transfer the assets and business of the Stations as described below, and Buyer desires to acquire the assets and business of the Stations as described below, and to assume certain liabilities of Seller and the Stations as described below, all on the terms described in this Agreement; and

                  WHEREAS, Seller and Buyer have agreed that changes and circumstances have necessitated certain amendments to the Asset Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE 1.
                           DEFINITIONS AND REFERENCES

                  Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE 2.
                          SALE AND PURCHASE OF ASSETS;
                    PURCHASE PRICE; ASSUMPTION OF LIABILITIES

         2.1.     ASSET SALE AND PURCHASE OF ASSETS.

                  Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire, pay for and accept from Seller, all right, title and interest of Seller in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, wheresoever located, owned, leased, used or held for use by Seller in connection with the business or operations of the Stations (collectively, the "ASSETS"); but excluding (a) the Excluded Assets described in Section 2.2 and (b) any asset that is retired, disposed of or extinguished prior to the Closing Date in accordance with the terms of this Agreement.

                  The Assets shall include all right, title and interest of Seller in, to and under the following:

                  2.1.1.   FCC LICENSES AND ASSETS.

                           All licenses, permits and other authorizations issued
by the FCC to Seller for the operation of the Stations (the "FCC LICENSES"), including those listed in Schedule 2.1.1, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto and certain other assets listed in Schedule 2.1.1 (such assets, together with the FCC Licenses, the "FCC ASSETS").

                  2.1.2.   REAL AND LEASED PROPERTY INTERESTS.

                           (a)      All the real property which is used or held
for use in connection with the business and operations of the Stations, including all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by Seller which are used or held for use in connection with the business and operations of the Stations ("REAL PROPERTY"), including all of those items listed or described in Schedule 2.1.2.

                           (b)      All the real property leasehold interests
which are used or held for use in connection with the business and operations of the Stations, including leases and subleases of any land, easements, rights of way and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by Seller in connection with the business and operations of the Stations ("LEASED PROPERTY"), including all of those items listed or described in Schedule 2.1.2.

                  2.1.3.   TANGIBLE PERSONAL PROPERTY.

                           All of the furniture, fixtures, furnishings,
machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description maintained, owned, leased, used or held for use by Seller in connection with the business and operations of the Stations, including those items which are set forth and identified in Schedule 2.1.3 (which consists of a list from the Best Software, Inc. FAS Asset Accounting System), together with any replacements thereof and additions thereto made before the Closing Date.

                  2.1.4.   INTELLECTUAL PROPERTY.

                           Except as provided in Section 2.2.10, all of the
service marks, copyrights, franchises, trademarks, trade names, domain names, jingles, slogans, logotypes, trade secrets, confidential information, technical and computer data, documentation and software, business and marketing plans and all other intangible assets maintained, owned, used or held for use by Seller in connection with the business and operations of the Stations (including any and all applications, registrations, extensions and renewals relating thereto) (collectively, the "INTELLECTUAL PROPERTY"), and all of the rights, benefits and privileges associated therewith, including those set forth and identified in
Schedule 2.1.4 and the right to use the "KVLY", "KFYR", "KMOT" "KUMV", and "KQCD" call letters for the Stations.

                  2.1.5.   PROGRAM CONTRACTS.

                           The program licenses and contracts under which Seller
is authorized to broadcast programs on the Stations (collectively the "PROGRAM CONTRACTS"), including (a) all program (cash and non-cash) licenses and contracts listed on Schedule 2.1.5, and (b) any other such program contracts that are entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement.

                  2.1.6.   TRADE-OUT AGREEMENTS.

                           All contracts and agreements (excluding Program
Contracts) pursuant to which Seller has sold, traded or bartered commercial air time on the Stations in consideration for any property or services in lieu of or in addition to cash (collectively, the "TRADE-OUT AGREEMENTS"), including those set forth and identified in Schedule 2.1.6.

                  2.1.7.   BROADCAST TIME SALES AGREEMENT.

                           All contracts and agreements pursuant to which Seller
has sold commercial air time on the Stations for cash (collectively the "TIME SALES AGREEMENTS").

                  2.1.8.   OPERATING CONTRACTS.

                           The other contracts and agreements entered into by
Seller in connection with the business and operations of the Stations, including those listed on Schedule 2.1.8 (including employment agreements and talent contracts, collective bargaining agreements, network affiliation agreements and national and local advertising representation agreements for the Stations), together with all contracts and agreements that will be entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively, the "OPERATING CONTRACTS" and together with the Program Contracts, the Trade-out Agreements and the Time Sales Agreements, the "STATION CONTRACTS").

                  2.1.9.   VEHICLES.

                           All automotive equipment and motor vehicles
maintained, owned, leased, used or held for use by Seller in connection with the business and operations of the Stations, including those set forth and described in Schedule 2.1.9.

                  2.1.10.  FILES AND RECORDS.

                           All engineering, business and other books, papers,
logs, files, and accounting, financial and other records relating solely to the business and operations of the Stations, but not the documents, books and records described in Section 2.2.6 and not the books and records included in the FCC Assets.

                  2.1.11.  AUXILIARY FACILITIES.

                           All translators, earth stations, and other auxiliary
facilities, and all applications therefor, owned, leased, used or held for use by Seller in connection with the business and operations of the Stations.

                  2.1.12.  PERMITS AND LICENSES.

                           To the extent transferable, all permits, approvals,
orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned, used or held for use by Seller in connection with the business and operations of the Stations and all pending applications therefor (the "PERMITS").

                  2.1.13.  GOODWILL.

                           The business of the Stations as a "going concern,"
customer relationships and goodwill.

                  2.1.14   ACCOUNTS RECEIVABLE.

                           All Accounts Receivable of the Stations, except for
any intercompany receivable reflected on the Current Balance Sheet and any additional intercompany receivables incurred after the date hereof and prior to the Closing in the ordinary course of business consistent with past practice of the Stations.

                  2.1.15   DEPOSITS AND PREPAID EXPENSES.

                           All deposits and prepaid expenses of the Stations.

         2.2.     EXCLUDED ASSETS.

                           Notwithstanding anything to the contrary in this
Agreement, there shall be excluded from the Assets and retained by Seller, the following assets (collectively, the "EXCLUDED ASSETS"):

                  2.2.1.   CASH.

                           All cash and cash equivalents owned by Seller and on
hand immediately prior to the Closing.

                  2.2.2.   PERSONAL PROPERTY DISPOSED OF.

                           All tangible personal property disposed of or
consumed.

                  2.2.3.   INSURANCE.

                           All contracts of insurance and all insurance plans
and the assets thereof.

                  2.2.4.   EMPLOYEE PLANS AND ASSETS.

                           All Plans and the assets thereof, and the contracts
relating thereto.

                  2.2.5.   RIGHT TO TAX REFUNDS.

                           Any and all claims of Seller with respect to any Tax
refunds.

                  2.2.6.   CERTAIN BOOKS AND RECORDS.

                           All of (a) Seller's organizational documents and
other corporate records, and originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of Seller relating to the business or operations of the Stations prior to the Closing Date, (c) books, records and information that relates both to the Stations and other stations of Seller, (d) all records prepared by or on behalf of Seller in connection with the sale of the Stations, and (e) all records and documents to the extent relating to any Excluded Assets.

                  2.2.7.   RIGHTS UNDER THIS AGREEMENT.

                           All of the rights of Seller under or pursuant to this
Agreement or any other rights in favor of Seller pursuant to the other agreements contemplated hereby or thereby.

                  2.2.8.   SECURITIES.

                           All capital stock or other securities of any direct
or indirect subsidiary of Seller.

                  2.2.9.   EXCLUDED CONTRACTS AND UNRELATED ASSETS.

                           The contracts, agreements and any other assets listed
on Schedule 2.2.9.

                  2.2.10.  EXCLUDED INTELLECTUAL PROPERTY.

                           Any and all Intellectual Property that relates both
to the Stations and other stations of Seller.

         2.3.     PURCHASE PRICE.

                  For and in consideration of the conveyances and assignments described herein and in addition to the assumption of the Assumed Liabilities as set forth in Section 2.6, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an amount equal to Thirty-Six Million Dollars ($36,000,000) (the "PURCHASE PRICE").

         2.4.     PAYMENT OF PURCHASE PRICE.

                  2.4.1 Buyer shall pay to Seller at the License Closing One Million Dollars ($1,000,000) by wire transfer of immediately available funds to an account or accounts which will be identified by Seller prior to the License Closing Date.

                  2.4.2 Subject to Section 2.4.3, the remaining portion of the Purchase Price shall be paid by Buyer to Seller at Closing as follows: (i) Twenty-Seven Million, Eight Hundred Seventy-Five Thousand Dollars ($27,875,000) by wire transfer of immediately available funds to an account or accounts which will be identified by Seller prior to the Closing Date and (ii) Buyer shall deliver to Seller a subordinated promissory note in substantially the form of EXHIBIT A attached hereto (the "NOTE") evidencing Buyer's obligation to pay Seven Million, One Hundred Twenty-Five Thousand Dollars ($7,125,000).

                  2.4.3 Notwithstanding anything to the contrary contained herein, upon the Closing the Extension Fee, if paid in accordance with Section 13.1.2, will be credited towards the remaining portion of the cash portion of the Purchase Price described in Section 2.4.2.

         2.5.     ALLOCATION OF PURCHASE PRICE.

                  As promptly as reasonably practicable following execution of this Agreement, Seller and Buyer agree to retain Bond & Pecaro (the "APPRAISAL FIRM") to appraise the classes of Assets of the Stations based on the Consideration paid by Buyer for the Stations. The Appraisal Firm shall be instructed to perform such appraisal and deliver a written report thereof to Seller and Buyer as soon as reasonably practicable (the "APPRAISAL REPORT"). Seller, on the one hand, and Buyer, on the other hand, shall each pay one-half (1/2) of the fees, costs and expenses of the Appraisal Firm whether or not the transactions contemplated hereby are consummated. Seller and Buyer each represent, warrant, covenant and agree with each other that the Consideration shall be allocated (the "ALLOCATION") among the Assets as set forth in the Appraisal Report, it being understood that such allocation is to be made in accordance with the principles established under Section 1060 of the Code. Seller and Buyer agree to report and file all Tax returns (including amended Tax returns and claims for refund) consistently with the Allocation and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings), unless otherwise required by applicable Law. Seller and Buyer shall cooperate in the filing of any forms (including Form 8594) with respect to the Allocation, including any amendments to such forms required with respect to any subsequent adjustments to the Consideration. Notwithstanding any other provision of this Agreement, the provisions of this Section 2.5 shall survive the Closing Date without limitation. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly provide written notice thereof to the other parties hereto and shall forward to such other parties copies of all correspondence with such taxing authority in respect of the disputed Allocation.

         2.6.     ASSUMPTION OF LIABILITIES.

                  2.6.1 At the License Closing, Buyer shall assume and agree to pay and otherwise fully perform and discharge as and when the same become due and payable or are required to be performed all of the following liabilities of Seller or the Stations (collectively, the "LICENSE CLOSING ASSUMED LIABILITIES"): all liabilities, obligations and duties under the FCC Licenses arising on or after January 7, 2002. Buyer shall not assume nor become obligated to pay in connection with the License Closing any debt, obligation, or liability of any kind incurred or accrued in connection with the business or operation of the Stations, except for the License Closing Assumed Liabilities.

                  2.6.2 To the extent not previously assumed by Buyer upon the License Closing, at the Closing, Buyer shall assume and agree to pay and otherwise fully perform and discharge as and when the same become due and payable or are required to be performed all of the following liabilities of Seller or the Stations (collectively, the "ASSUMED LIABILITIES"): (a) all liabilities, obligations and duties of the Stations related to or arising in connection with the business or operation of the Stations on or after January 7, 2002 other than liabilities and obligations for Seller's Taxes and liabilities and obligations under Environmental Laws arising or relating to periods prior to the Closing Date; (b) all liabilities, obligations and duties under the Station Contracts and the Permits, arising on or after January 7, 2002 (other than liabilities, obligations or duties arising from any breach of any Station Contract prior to January 7, 2002, other than as a result of past due amounts thereunder), and (c) all current liabilities of the Stations reflected in the Current Balance Sheet or arising in the regular and ordinary course of business consistent with past practices of the Stations between December 31, 2001 and the Closing Date, including accounts payable (including past due accounts payable), accrued expenses and film contracts payable. Buyer shall not assume nor become obligated to pay any debt, obligation, or liability of any kind incurred or accrued in connection with the business or operation of the Stations, except for the Assumed Liabilities.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES BY SELLER

                  Seller represents and warrants to Buyer as follows:

         3.1.     ORGANIZATION AND STANDING.

                  Seller is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in any jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Seller has the corporate power and authority to own, lease and otherwise to hold and operate the Assets, to carry on the business of the Stations as now conducted, and to enter into and perform the terms of this Agreement, the other Seller Documents and the transactions contemplated hereby and thereby.

         3.2.     AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate actions of Seller. Assuming this Agreement has been duly executed by Buyer, this Agreement constitutes, and upon execution and delivery each other Seller Document will constitute, a valid and binding agreement and obligation of Seller, enforceable against Seller in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         3.3.     COMPLIANCE WITH LAWS.

                  Seller is in compliance in all respects with all Laws applicable to the Assets or the Stations, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

         3.4.     CONSENTS AND APPROVALS; NO CONFLICTS.

                  3.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person in connection with any Station Contract where the failure to make such filing or notification or to obtain such consent, approvals, authorizations or other action would reasonably be expected to have a Material Adverse Effect, except that the consent of Seller's lenders under the Amended and Restated Credit Agreement dated as of July 2, 1998, among Sunrise Television Corp., STC Broadcasting, Inc., The Chase Manhattan Bank, Salomon Brothers Holding Company Inc. and NationsBank, N.A. will be required and certain of the Station Contracts may be assigned only with the consent of third parties.

                  3.4.2. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority where the failure to make such filing or notification or to obtain such consent, approvals, authorizations or other action would reasonably be expected to have a Material Adverse Effect, except as follows: (a) consents to the assignment of the FCC Licenses to Buyer by the FCC, and (b) filings, if any, with respect to real estate transfers and real estate transfer taxes.

                  3.4.3. Assuming all consents, approvals, authorizations and other actions described in Section 3.4.1 and Section 3.4.2 have been obtained and all filings and notifications described in Section 3.4.1 and Section 3.4.2 have been made, the execution, delivery and performance of this Agreement and the other Seller Documents by Seller do not and will not (a) conflict with or violate any material Law applicable to Seller, the Assets or the Stations or by which any of the Assets or the Stations is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material contract or agreement to which Seller is a party or by which Seller is bound or to which any of the Assets or the Stations is subject or affected, (c) result in the creation of any Encumbrance other than a Permitted Encumbrance upon the Assets, or (d) conflict with or violate the organizational documents of Seller, except, in each case, for such conflicts, violations, breaches, defaults or Encumbrances that would not reasonably be expected to have a Material Adverse Effect.

         3.5.     FINANCIAL STATEMENTS.

                  Seller has provided to Buyer the unaudited balance sheet of the Stations and its related license assets as of December 31, 2001 (the "CURRENT BALANCE SHEET"), and the unaudited statements of operations of the Stations and its related license assets for the year ended December 31, 2001. Seller has provided or has made available to Buyer the Stations' internal financial statements for 1999, 2000 and 2001. The financial statements referred to in this Section 3.5
(a) present fairly the financial position of the Stations as of the respective dates and the results of operations for the respective periods indicated, and
(b) have been prepared in accordance with GAAP (except that the financial statements referred to in this Section 3.5 do not contain all footnotes required under GAAP and do not include statements of cashflows.

         3.6.     ABSENCE OF CERTAIN CHANGES.

                  During the period commencing on December 31, 2001 and ending on February 8, 2002, there has been no Material Adverse Effect.

         3.7.     ABSENCE OF LITIGATION.

                  Except as set forth on Schedule 3.7, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the actual knowledge of Seller, threatened against Seller with respect to the Stations that would reasonably be expected to have a Material Adverse Effect.

         3.8.     ASSETS.

                  The Assets and the Excluded Assets comprise all of the assets or property owned, leased, used or held for use in the business or operations of the Stations as presently conducted. Seller is the owner of, and has good title to, or has a good and valid leasehold or license interest in and to, the Assets free and clear of any Encumbrances, except for and subject only to (a) the Permitted Encumbrances, (b) those Encumbrances listed in Schedule 3.8, which shall be discharged and removed on or prior to the Closing Date, and (c) as to the Real Property, those Encumbrances listed in Schedule 3.10 which, to the extent so indicated in Schedule 3.10, shall be discharged and removed on or prior to the Closing Date. At the License Closing or the Closing, as applicable, Buyer shall acquire good title to (or a good and valid leasehold or license interest, as applicable) the Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances, and any Encumbrances that may be created by Buyer.

         3.9.     FCC MATTERS.

                  Seller holds the FCC Licenses listed as held by Seller on
Schedule 2.1.1. The FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are necessary or required for and/or used in the business and operations of the Stations. The FCC Licenses are valid and in full force and effect through the dates set forth on Schedule 2.1.1. The Stations have been operated by Seller in all material respects in accordance with the terms of the FCC Licenses and the Communications Act, except where the failure to operate the Stations in such manner would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.9, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to Seller's actual knowledge, threatened that may result in the (a) revocation, modification, non-renewal or suspension of any of the FCC Licenses, (b) issuance of a cease and desist order, (c) imposition of any administrative or judicial sanction with respect to the Stations or (d) denial of an application for renewal, except, in each case, for those revocations, modifications, non-renewals, suspensions, issuances, impositions or denials that would not reasonably be expected to have a Material Adverse Effect. Seller has filed with the FCC all material reports, forms and statements required by the FCC to be filed by Seller relating to the Stations, except where the failure to file such reports, forms and statements would not reasonably be expected to have a Material Adverse Effect.

         3.10.    REAL PROPERTY.

                  3.10.1. Seller has good and marketable title to the Real Property listed in Schedule 2.1.2, free and clear of all Encumbrances, except for (a) those items listed in Schedule 3.10 (which, to the extent so indicated on Schedule 3.10, shall be discharged and removed on or prior to the Closing
Date), and (b) Permitted Encumbrances. Schedule 2.1.2 sets forth the legal description of each parcel of Real Property.

                  3.10.2. Seller has a valid leasehold interest in all Leased Property listed as leased by Seller in Schedule 2.1.2. Schedule 2.1.2 lists all leases, subleases and other occupancy agreements (the "LEASES") pursuant to which any of the Leased Property is leased by Seller. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth on
Schedule 3.10, each Lease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against Seller and, to the actual knowledge of Seller, each other party thereto, and grants the leasehold interest it purports to grant. Seller is in compliance with all of the material provisions of the Leases and is not in default thereunder in any material respect, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by Seller or, to the actual knowledge of Seller, any other parties to the Leases, except for such defaults or events that would not reasonably be expected to have a Material Adverse Effect.

                  3.10.3 Except as set forth on Schedule 3.10.3, Seller has not leased any of the Real Property nor has Seller subleased any of the Leased Property to any third party, except for such leases or subleases as would not reasonably be expected to have a Material Adverse Effect.

                  3.10.4 To the actual knowledge of Seller, no portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, except for such proceedings that would not reasonably be expected to have a Material Adverse Effect.

                  3.10.5   The Real Property and the Leased Property listed in
Schedule 2.1.2 constitute all of the real property owned, leased, used or held for use in the business or operations of the Stations.

                  3.10.6 Except as set forth on Schedule 3.10.6, all buildings, structures, fixtures and other improvements on the Real Property are in sufficient operating condition and adequate repair (ordinary wear and tear excepted) for the purposes to which they are currently devoted, except for such conditions that would not reasonably be expected to have a Material Adverse Effect.

                  3.10.7 Seller has delivered to Buyer copies of all material title policies and surveys with respect to the Real Property which are in the possession of Seller or any Affiliate of Seller.

         3.11.    CONDITION OF TANGIBLE ASSETS.

                  Except as set forth on Schedule 3.11, all tangible Assets presently in use are in good operating condition and good repair (ordinary wear and tear excepted) for the purposes to which they are currently devoted, except where the failure to be in such condition would not reasonably be expected to have a Material Adverse Effect.

         3.12.    INTELLECTUAL PROPERTY.

                  Seller owns or possesses pursuant to a valid and enforceable license, all rights to use all such Intellectual Property material to the conduct of the business of the Stations, except where the failure of Seller to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. Seller has the right to the use of each of the call letters "KVLY-TV", "KFYR-TV", "KMOT-TV", "KUMV-TV", and "KQCD-TV" pursuant to the rules and regulations of the FCC. Seller has no actual knowledge of any claim by another Person contesting the validity, enforceability, use or ownership of any Intellectual Property or any grounds for the same, except for such claims as would not reasonably be expected to have a Material Adverse Effect.

         3.13.    REPORTS AND RECORDS.

                  All material returns, reports and statements relating to the Stations required to be filed by Seller with the FCC or any other Governmental Authority have been filed and when filed were correct and complete in all material respects, except where the failure to file such reports would not reasonably be expected to have a Material Adverse Effect. All logs and business records of every type and nature relating to the business and operations of the Stations have been maintained in all material respects in accordance with the rules and regulations of the FCC, except where the failure to maintain such records would not reasonably be expected to have a Material Adverse Effect.

         3.14.    STATION CONTRACTS.

                  Except as set forth in Schedule 3.14, Seller represents and warrants to Buyer that (a) each Station Contract is in full force and effect,
(b) none of the material rights of Seller under any Station Contract will be subject to termination or modification, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and (c) to the actual knowledge of Seller, no other party to any Station Contract is in material breach or default of the terms thereunder, except, in each case, to the extent that the failure of such Station Contract to be in full force and effect or to the extent that such termination, modification, default or breach described in this Section 3.14 would not reasonably be expected to have a Material Adverse Effect.

         3.15.    TAXES.

                  Seller has filed or caused to be filed all Seller Tax Returns that are required to have been filed by it in respect of the Assets or the Stations; all Taxes shown as due on such Seller Tax Returns have been paid. Except for Taxes not yet due and payable, none of the Assets is subject to any Encumbrance arising in connection with the failure or alleged failure to pay any material Tax. The charges, accruals and reserves for Taxes of Seller in respect of the Assets or the Stations for any Tax period ending on or prior to the Closing Date (including any Tax period for which no Seller Tax Return has yet been filed) reflected on the books of Seller, as disclosed to Buyer, are adequate to cover such Taxes.

         3.16.    EMPLOYEE BENEFIT PLANS.

                  Schedule 3.16 lists all employee benefit plans within the meaning of Section 3(s) of ERISA and all bonus or other incentive compensation, vacation, leave of absence, salary continuation, or severance plans, policies or agreement ("PLANS"). Schedule 3.16 includes a copy of the Stations' employee handbook which describes the employee benefit plans.

         3.17.    EMPLOYEES.

                  3.17.1. Except as set forth in Schedule 3.17.1, there are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending or threatened between Seller and any union or collective bargaining unit representing employees of any Station, except for such matters as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.17.1 hereto, there are no collective bargaining agreements relating to the Stations or the business and operations thereof and Seller has not agreed to recognize any union or other collective bargaining unit, nor has any union or collective bargaining unit been certified as representing any employees of the Stations.

                  3.17.2. Seller has provided to Buyer a true and complete list dated as of December 31, 2001 of all employees of the Stations and each such employee's position, salary and date of hire.

         3.18.    ENVIRONMENTAL MATTERS.

                  Seller has made available to Buyer copies of all material environmental, health and safety assessments, audits, investigations, or other such reports relating to the Stations in the possession of Seller (as set forth on Schedule 3.18, the "ENVIRONMENTAL REPORTS"). Except as disclosed in the Environmental Reports or otherwise in Schedule 3.18 hereto, (i) Seller, with respect to the Stations, is in material compliance with Environmental Laws, which compliance includes the possession and maintenance of all material permits, approvals or consents required by such Environmental Laws to operate the Stations as currently operated (collectively, "ENVIRONMENTAL PERMITS"); (ii) there are no claims or proceedings pending or overtly threatened against the Seller with respect to the Stations alleging the violation of or liability under any Environmental Laws, which would reasonably be expected to result in the owner or operator of the Stations incurring material liability under Environmental Laws; and (iii) the Seller is not aware of any facts, circumstances or conditions associated with the Stations that could reasonably be expected to result in the owner or operator of the Stations incurring material liabilities under Environmental Laws. Except as disclosed in the Environmental Reports or otherwise in Schedule 3.18, to the knowledge of Seller, the Real Property contains no underground storage tanks or underground piping associated with such tanks and the Real Property has not been used as a dump or landfill. Seller, with respect to the Stations, has not assumed or undertaken any remedial obligation of any other Person relating to any Environmental Law.

         3.19.    INSURANCE.

                  Seller has provided Buyer with a list of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Stations and held by Seller. All such policies: (a) are in full force and effect, and (b) are valid, outstanding, and enforceable policies, except where the failure of such policies to be in full force and effect or valid, outstanding and enforceable would not reasonably be expected to have a Material Adverse Effect.

         3.20.    DIGITAL TELEVISION.

                  Each of the Stations have been assigned a channel by the FCC for the provision of digital television ("DTV") service. The FCC Licenses listed in Schedule 2.1.1 include all other authorizations necessary to permit the construction of a DTV station on each channel (a "DTV FACILITY").

         3.21.    NON-RELIANCE.

                  The representations and warranties of Buyer contained in this Agreement and each other Buyer Document constitute the sole and exclusive representations and warranties of Buyer to Seller in connection with this Agreement and the transactions contemplated hereby, and Seller acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Buyer.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES BY BUYER

                  Buyer represents, warrants and covenants to Seller as follows:

         4.1.     ORGANIZATION AND STANDING.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation where such qualification is necessary, unless the failure to be so qualified would not materially and adversely affect Buyer's ability to consummate the transactions contemplated by this Agreement. Buyer has the full power and authority to enter into and perform the terms of this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.

         4.2.     AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). Assuming this Agreement has been duly executed by Seller, this Agreement constitutes, and upon execution and delivery each such other Buyer Document will constitute, a valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         4.3.     COMPLIANCE WITH LAWS.

                  Buyer has obtained and holds all material permits, licenses and approvals (none of which will have been modified or rescinded and all of which shall be in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the Stations as presently conducted and to own, use and maintain the Assets, except where the failure to obtain or hold such material permits, licenses and approvals would not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

         4.4.     CONSENTS AND APPROVALS; NO CONFLICTS.

                  4.4.1. Except as set forth on Schedule 4.4, the execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Buyer, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority where the failure to make such filing or obtain such consent would reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement, except as follows: (a) approvals of the assignment of the FCC Licenses to Buyer by the FCC, and (b) based upon Seller's representations set forth in Section 3.4.1, certain of the Station Contracts may be assigned only with the consent of third parties.

                  4.4.2. Assuming all consents, approvals, authorizations and other actions described in Section 4.4.1 have been obtained and all filings and notifications described in Section 4.4.1 have been made, the execution, delivery and performance of this Agreement and the other Buyer Documents by Buyer do not and will not (a) conflict with or violate any Law applicable to Buyer, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any contract or agreement to which Buyer is a party or by which Buyer is bound, or
(c) conflict with or violate the organizational documents of Buyer, except where such conflict would not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

         4.5.     QUALIFICATION OF BUYER.

                  Buyer is legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Stations. To Buyer's knowledge, there are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring or operating the Stations or would cause the FCC not to approve the assignment of the FCC Licenses to Buyer. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer.

         4.6.     NON-RELIANCE.

                  The representations and warranties of Seller contained in this Agreement constitute the sole and exclusive representations and warranties of Seller to Buyer in connection with this Agreement and the transactions contemplated hereby, and Buyer acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Seller. BUYER ACKNOWLEDGES THAT SELLER DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT AS TO THE ASSETS, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 5.
                               PRE-CLOSING FILINGS

         5.1.     APPLICATIONS FOR FCC CONSENT.

                  [Intentionally omitted.]

                                   ARTICLE 6.
                       COVENANTS AND AGREEMENTS OF SELLER

                  Seller covenants and agrees with Buyer as follows:

         6.1.     NEGATIVE COVENANTS.

                  From and after February 8, 2002, pending and prior to the License Closing Date or the Closing Date, as applicable, except for actions taken by SBG or Buyer pursuant to the Management Agreement or the Lease Agreement and for actions set forth on Schedule 6.1 or otherwise contemplated hereby, Seller will not, without the prior written consent of Buyer, do or agree to do any of the following with respect to the Stations or the Assets:

                  6.1.1.   DISPOSITIONS.

                           Sell, assign, lease, license or otherwise transfer or
dispose of any Assets other than dispositions in the ordinary course of business consistent with past practice.

                  6.1.2.   ACCOUNTING PRINCIPLES AND PRACTICES.

                           Change or modify any of the accounting principles or
practices or any method of applying such principles or practices currently employed with respect to the Stations, except as required by GAAP.

                  6.1.3.   TRADE-OUT AGREEMENTS.

                           Enter into any Trade-out Agreement, except in the
ordinary course of business consistent with past practice.

                  6.1.4.   BROADCAST TIME SALES AGREEMENTS.

                           Enter into any Time Sales Agreement, except in the
ordinary course of business consistent with past practice.

                  6.1.5. NETWORK AFFILIATION AGREEMENTS AND LOCAL MARKETING ARRANGEMENTS.

                           Enter into any network affiliation agreements, local
marketing arrangements, joint operating agreements, time brokerage agreements or other similar contracts or renew, extend, amend, alter, modify or otherwise change any of such existing contracts.

                  6.1.6.   ADDITIONAL AGREEMENTS.

                           Acquire or enter into any new Station Contracts not
referred to in Sections 6.1.3, 6.1.4 or 6.1.5 above, or renew, extend, amend, alter, modify or otherwise change any existing Station Contract, except, in any such case, for Station Contracts which require payments of less than Twenty-Five Thousand Dollars ($25,000) per contract per year and no greater than One Hundred Fifty Thousand Dollars ($150,000) per year in the aggregate (collectively, "ADDITIONAL AGREEMENTS").

                  6.1.7.   BREACHES.

                           Do or omit to do any act which will cause a material
breach of any Station Contract.

                  6.1.8.   EMPLOYEE MATTERS.

                           (a)      With respect to any past, current or future
employee of the Stations, enter into or become subject to any employment, labor, union or professional service contract or agreement not terminable at will (or renew, extend, amend, alter, modify or otherwise change any existing contract or agreement) without cost or obligation than to pay accrued salary or wages at the normally applicable rate through the time of termination, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan.

                           (b)      With respect to any past, current or future
employee of the Stations, increase the compensation payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee, other than, in either case, as currently budgeted, except in the ordinary course of business consistent with past practice.

                  6.1.9.   ACTIONS AFFECTING FCC LICENSES.

                           Take any action, or fail to take any action, on or
prior to the License Closing Date which may jeopardize the validity or enforceability of or rights under the FCC Licenses.

                  6.1.10.  AFFILIATED TRANSACTIONS.

                           Enter into any transaction with respect to the
Stations with any Affiliate of Seller, other than Buyer or SBG, including any renewal, extension, modification or other change in, any existing contract or agreement to which an Affiliate of Seller is a party or any other transaction involving an Affiliate of Seller which will have continued effectiveness after the Closing Date.

                  6.1.11.  COLLECTION OF ACCOUNTS RECEIVABLE.

                           Collect any accounts receivable of the Stations other
than in the ordinary course of business consistent with past practice.

                  6.1.12.  PAYMENT OF ACCOUNTS PAYABLE.

                           Pay any accounts payable of the Stations other than
in the ordinary course of business consistent with past practice.

         6.2.     AFFIRMATIVE COVENANTS.

                  From and after February 8, 2002, pending and prior to the License Closing Date or the Closing Date, as applicable, Seller will with respect to the Stations and the Assets:

                  6.2.1.   PRESERVE EXISTENCE.

                           Preserve their respective corporate existences.

                  6.2.2.   NORMAL OPERATIONS.

                           Subject to the terms and conditions of this Agreement
(including Section 6.1), the Management Agreement and the Lease Agreement (a) carry on the business and activities of the Stations, including the sale of advertising time, entering into other contracts and agreements, or purchasing and scheduling of programming, in the ordinary course of business consistent with past practice; (b) pay or otherwise satisfy all obligations (cash and barter) of the Stations in the ordinary course of business consistent with past practice; (c) maintain books of account, records, and files with respect to the Stations in substantially the same manner as heretofore; and (d) maintain the Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and repair or replace, consistently with the ordinary course of business consistent with past practice, any Asset that may be damaged or destroyed; notwithstanding the foregoing, Buyer acknowledges that Seller shall not be obligated to spend any funds on capital expenditures after the date hereof.

                  6.2.3.   MAINTAIN FCC LICENSES.

                           On or prior to the License Closing Date, maintain the
validity of the FCC Licenses, and comply in all material respects with all requirements of the FCC Licenses and the rules, policies and regulations of the FCC and all other applicable Laws.

                  6.2.4.   STATION CONTRACTS.

                           Pay and perform its obligations in the ordinary
course of business consistent with past practice under the Station Contracts and under any Additional Agreements that shall be entered into between the date hereof and the Closing Date pursuant to Section 6.1.6, in accordance with the respective terms and conditions of such Station Contracts.

                  6.2.5.   TAXES.

                           Pay, discharge or create adequate reserves on its
books (in accordance with GAAP) for all material Taxes when due and payable in the ordinary course of business consistent with past practice.

                  6.2.6.   ACCESS.

                           (a)      Give to Buyer and its representatives
reasonable access during normal business hours to all of the employees, properties, books and records of Seller that relate to the Stations and furnish Buyer and its representatives with such information concerning the Stations as Buyer may reasonably require, including such access and cooperation as may be necessary to allow Buyer and its representatives to interview the employees, to examine the books and records of the Stations, and to inspect the Real Property and other Assets (which right of access shall not be exercised in any way which would unreasonably interfere with the normal operations, business or activities of the Stations); and

                           (b)      From time to time, furnish to Buyer such
additional information (financial or otherwise) concerning the Stations as Buyer may reasonably request (which right to request information shall not be exercised in any way which would unreasonably interfere with the normal operations, business or activities of the Stations).

                  6.2.8.   INSURANCE.

                           Maintain in full force and effect all of Seller's
existing casualty, liability and other insurance, or replacement policies on substantially the same terms, with respect to the Stations in amounts not less than those in effect on the date hereof.

         6.3.     CONFIDENTIALITY.

                  Seller shall, at all times, maintain the confidentiality with respect to all documents and information furnished to Seller by or on behalf of Buyer related to the business and operations of the Buyer, other than information related to the Stations. Nothing shall be deemed to be confidential information that: (a) is known to Seller at the time of its disclosure to Seller; (b) becomes publicly known or available other than through disclosure by Seller; (c) is received by Seller from a third party not actually known by Seller to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Seller. Notwithstanding the foregoing provisions of this Section 6.3, Seller may disclose such confidential information (i) to the extent required or deemed advisable to comply with applicable Laws; and (ii) to its officers, directors, employees, representatives, financing sources, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby; provided, however, Seller shall be liable for any disclosure by any such Person that such Person would not have been permitted to make if such Person were a Seller hereunder. In the event this Agreement is terminated, Seller will return to Buyer all documents and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, other than documents and materials related to the Stations, whether obtained before or after the execution of this Agreement and will maintain such documents, other materials and all information contained therein confidential. In the event that Seller is required by Law (including by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any confidential information, Seller will promptly notify Buyer of such requirement so that Buyer may, as it may elect, either seek an appropriate protective order or waive Seller's compliance with the provisions of this
Section 6.3. In the event that such protection or other remedy is not obtained or that Buyer waives compliance, Seller agrees to furnish only that portion of the confidential information which Seller is advised by counsel is legally required and to exercise Seller's reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information.

         6.4.     NO SHOPPING.

                  From and after the date hereof until the earlier to occur of the Closing Date or the termination of this Agreement, Seller shall not, and shall cause its officers, directors and Affiliates not to, (a) initiate contact with, solicit, encourage or respond to any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose, directly or indirectly, any information concerning the Assets or the Stations to, or (c) afford any access to Seller's properties, books and records to any Person other than Buyer in connection with any possible proposal for the acquisition (directly or indirectly, whether by purchase, merger, consolidation or otherwise) of all or any material portion of the Assets or the Stations. Notwithstanding this Section 6.4, nothing herein shall prevent the Seller from entering in a merger agreement with LIN TV Corp., pursuant to which Sunrise Television Corp., the parent corporation of Seller, would merge with and into LIN TV Corp. or engaging in any action that would be prohibited by this Section
6.4 in connection therewith.

                                   ARTICLE 7.
                        COVENANTS AND AGREEMENTS OF BUYER

                  Buyer covenants and agrees with Seller as follows:

         7.1.     CONFIDENTIALITY.

                  Buyer shall at all times prior to the Closing maintain the confidentiality with respect to all documents and information furnished to Buyer by or on behalf of Seller related to the Stations. Nothing shall be deemed to be confidential information that: (a) becomes publicly known or available other than through disclosure by Buyer or any Affiliate of Buyer, including SBG; (b) is received by Buyer from a third party not known by Buyer to be bound by a confidentiality agreement with or obligation to Seller. Notwithstanding the foregoing provisions of this Section 7.1, Buyer may disclose such confidential information (i) to the extent required to comply with applicable Laws; and (ii) to its officers, directors, partners, employees, representatives, financing sources, financial advisors, attorneys, accountants, agents, underwriters, lenders, investors and any other potential sources of financing with respect to the transactions contemplated hereby; provided, however, Buyer shall be liable for any disclosure by any such Person that such Person would not have been permitted to make if such Person were Buyer hereunder. In the event this Agreement is terminated, Buyer will return to Seller all documents and other material prepared or furnished by Seller relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement and will maintain such documents, other materials and all information contained therein confidential. In the event that Buyer is required by Law (including by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any confidential information, Buyer will promptly notify Seller of such requirement so that Seller may, as it may elect, either seek an appropriate protective order or waive Buyer's compliance with the provisions of this Section
7.1. In the event that such protection or other remedy is not obtained or that the Seller waives compliance, Buyer agrees to furnish only that portion of the confidential information which Buyer is advised by counsel is legally required and to exercise Buyer's reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information.

         7.2.     ACCESS.

                  (a) For a period of five (5) years from and after the Closing Date, Buyer shall cause to be afforded to representatives of Seller reasonable access during normal business hours to the offices, books and records, contracts and reports of the Stations which relate to the operations of the Stations during the period during which the Stations were owned by Seller and that are included in the Assets (the "PRE-CLOSING DATE RECORDS"), as Seller shall from time to time reasonably request for Seller's reasonable business purposes, and shall provide to Seller copies of any Pre-Closing Date Records reasonably requested by Seller; provided, however, that such investigation shall only be upon reasonable notice and shall not disrupt the personnel or operations of Buyer or the Stations. Any costs incurred by Seller in connection with any such copying shall be paid by Buyer.

                  (b) From and after the date hereof, at Buyer's sole cost and expense, Seller shall cooperate in all reasonable respects and provide Buyer all financial information regarding the Stations requested by Buyer as reasonably necessary to satisfy any reporting obligations Buyer may have with the Securities and Exchange Commission or which is required by Buyer to prepare audited financial statements meeting the requirements of Regulation S-X of the Securities and Exchange Commission and any other requirements applicable to audited financial statements required to be included in a registration statement on Form S-1, S-4 or any other applicable forms filed under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Seller agrees that it will consent to the use of and execute documents, to the extent reasonable, in support of audited financial statements relating to periods prior to the Closing in any registration statement or other document which may be required to be filed by Buyer under the Securities Act of 1933 and the Securities and Exchange Act of 1934.

         7.3.     NOTICE OF BREACHES OF REPRESENTATIONS AND WARRANTIES.

                  Buyer shall, and shall cause SBG to, promptly notify Seller in writing of any inaccuracy in any representation, warranty, agreement or covenant made by Seller in this Agreement of which Buyer or SBG have knowledge.

         7.4.     FINANCING.

                  Buyer shall not enter into any definitive loan documentation related to the financing of the transactions contemplated by this Agreement (the "DEFINITIVE DOCUMENTATION"), other than on terms consistent with the following:

                  (a) the Note shall constitute permitted indebtedness under the Definitive Documentation;

                  (b) the Definitive Documentation shall not prohibit an increase in the principal amount of the Note, whether as a result of the payment of interest by adding accrued interest to the then-outstanding principal amount of the Note ("PIK INTEREST") or as a result of the operation of Section 1(a) of the Note;

                  (c) the Definitive Documentation shall unconditionally permit the payment of PIK Interest; and

                  (d) the Definitive Documentation shall permit the payment in full of the Note upon the occurrence of the Accelerated Condition (as defined in the Note).

                                   ARTICLE 8.
                       MUTUAL COVENANTS AND UNDERSTANDINGS
                               OF SELLER AND BUYER

         8.1.     POSSESSION AND CONTROL.

                  On and after the earlier to occur of the License Closing and the Closing, Buyer shall have ultimate control over the business and operations of the Stations.

         8.2.     RISK OF LOSS.

                  (a) The risk of loss or damage by fire or other casualty to the Assets until the Closing Date shall be upon Seller.

                  (b) In the event of any such loss or damage prior to the Closing Date that has a Material Adverse Effect but shall not have been restored, replaced, or repaired on or prior to the Closing Date, Buyer shall, at its option, either:

                           (i)      proceed with the Closing and receive the
insurance proceeds or an assignment of the right to receive such insurance proceeds to which Seller otherwise would be entitled, whereupon Seller shall have no further liability to Buyer for such loss or damage (pursuant to the indemnification provisions of this Agreement or otherwise); or

                           (ii)     terminate this Agreement by written notice
to Seller, whereupon no party to this Agreement shall have any liability to any other party to this Agreement, and this Agreement in its entirety shall be deemed null, void and of no further force and effect, except for the provisions set forth in Section 13.2 (which shall survive such termination).

                  (c) In the event of any such loss or damage prior to the Closing Date that (i) does not have a Material Adverse Effect, and (ii) shall not have been restored, replaced, or repaired, Buyer shall receive the insurance proceeds or an assignment of the right to receive such insurance proceeds to which Seller otherwise would be entitled, whereupon Seller shall have no further liability to Buyer for such loss or damage (pursuant to the indemnification provisions of this Agreement or otherwise).

         8.3.     PUBLIC ANNOUNCEMENTS.

                  Between the date hereof and the Closing Date, Seller and Buyer shall consult and cooperate with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld.

         8.4.     EMPLOYEE MATTERS.

                  8.4.1.   TRANSFERRED EMPLOYEES.

                           (a)      Not less than ten (10) days prior to the
Closing Date, Seller shall provide a list to Buyer of all employees of the Stations. Prior to the Closing Date, Buyer shall offer employment as of the Closing Date to all such employees of the Stations at the same salary or wage rate (as applicable), and place of employment, as held by each such employee immediately prior thereto, and with benefits no less favorable in the aggregate than those provided by Buyer and Buyer's Affiliates to their similarly situated employees (subject, in all cases, to the provisions of any employment agreements that are Station Contracts).

                           (b)      To the extent such employees accept
employment with Buyer (collectively, "TRANSFERRED EMPLOYEES"), such Transferred Employees will be included in Buyer's employee benefit plans and will be subject to Buyer's employment policies, as generally applicable to Buyer's employees who are similarly situated. Buyer agrees that Transferred Employees shall be credited under all of Buyer's applicable employee benefit plans covering such employees with their service at the Station for purposes of determining any period of eligibility to participate or to vest in benefits to the same extent such service was counted under the Benefit Plans of Seller. After the Closing Date, subject to applicable laws, Buyer shall have the right, at any time thereafter, to dismiss any or all Transferred Employees at any time thereafter, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefit plans, policies or arrangements, provided to them). Buyer further agrees that all amounts credited under the Seller's health plans for purposes of limits on co-payments, deductibles and out of pocket expenses during the calendar year that includes the Closing Date shall be credited under the Buyer's corresponding health plans or policies, and no pre-existing condition limitation shall apply to Transferred Employees under such health plans or policies, except to the extent required by the plans.

                           (c)      Buyer and Seller agree that, pursuant to the
"Alternative Procedure" provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Buyer and Seller will report on a predecessor/successor basis as set forth therein, (ii) Seller will be relieved from filing a Form W-2 with respect to any Transferred Employee of Seller who accepts employment with Buyer and (iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee for the year that includes the Closing Date (including the portion of such year that such employee was employed by Seller). Seller agrees to provide Buyer with all payroll and employment-related information with respect to each Transferred Employee of Seller who accepts employment with Buyer.

                           (d)      Buyer shall assume all accrued and unused
vacation.

                  8.4.2.   COBRA OBLIGATIONS.

                           Seller shall satisfy and discharge any obligations to
provide health care continuation coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 and as described in Section 4980B of the Code and Sections 601 through 608 of ERISA and as required by any applicable state continuation of health coverage provisions (collectively, "COBRA OBLIGATIONS") to any employee of the Stations whose employment is terminated on or prior to the Closing Date to whom Seller has on-going COBRA Obligations (and such employee's covered dependents) and to Transferred Employees (and such employees' covered dependents). Seller and Buyer shall reasonably cooperate in good faith to comply with their respective COBRA Obligations hereunder.

         8.5.     CONSENTS.

                  Prior to the Closing, Seller and Buyer shall take all reasonable action required to obtain all material consents, approvals and agreements of any third parties (the initial requests for which shall be provided by Seller) necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, provided that neither Seller nor Buyer shall be required to make any financial accommodations to any third party in order to obtain such consents and approvals (other than payment of any amount otherwise due such third party); provided, further, that although Seller may request release from any contract as part of a request for any such consent, approval or agreement, the failure to obtain such release will not be deemed to be a financial accommodation so long as Buyer unconditionally agrees to indemnify the Seller Indemnified Parties for any and Losses relating to such contract.

         8.6.     PUT AND OPTION AGREEMENT.

         On or prior to the date hereof, Seller and Buyer shall execute the Put and Option Agreement.

                                   ARTICLE 9.
                             CONDITIONS PRECEDENT TO
                           BUYER'S OBLIGATION TO CLOSE

                  The obligation of Buyer to purchase the Assets and to proceed with the Closing is subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

         9.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of Seller made in this Agreement shall be true and correct when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time, and representations and warranties made with respect to Section 3.9, which need only be true and correct as of the date hereof), with only such exceptions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The agreements and covenants of Seller required to be performed on or before the Closing Date shall have been performed in all respects, with only such exceptions as would not, individually or, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         9.2.     REQUIRED CONSENTS.

                  Seller shall have obtained prior to the Closing Date all consents listed on Schedule 9.2.

         9.3.     DELIVERY OF DOCUMENTS.

                  Seller shall have delivered (or stand ready to deliver) to Buyer all contracts, agreements, instruments and documents required to be delivered by Seller to Buyer pursuant to Section 11.4.

         9.4.     LEGAL PROCEEDINGS.

                  No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement; and no action or proceeding by or before any Governmental Authority (other than an action or proceeding instituted or threatened by Buyer) shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which, if determined adversely, would be reasonably likely to (a) restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Seller Document or Buyer Document, or (b) have a Material Adverse Effect.

                                   ARTICLE 10.
                             CONDITIONS PRECEDENT TO
                          SELLER'S OBLIGATION TO CLOSE

                  The obligations of Seller to sell, transfer, convey and deliver the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the Closing of each of the following conditions:

         10.1.    REPRESENTATIONS AND COVENANTS.

                  The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects (but without regard to any materiality qualifications or references contained in any specific representation or warranty) when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date and time). The agreements and covenants of Buyer required to be performed on or before the Closing Date shall have been performed in all material respects.

         10.2.    DELIVERY BY BUYER.

                  Buyer shall have delivered to Seller the Purchase Price in accordance with Section 2.4, and all contracts, agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 11.6.

         10.3.    LEGAL PROCEEDINGS.

                  No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement; and no action or proceeding by or before any Governmental Authority (other than an action or proceeding instituted or threatened by Seller) shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which would be reasonably likely to restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Seller Document or Buyer Document.

         10.4.    PUT AGREEMENT.

                  Buyer shall have delivered to Seller a put agreement in form and substance acceptable to Seller, in Seller's sole discretion, pursuant to which a person or entity acceptable to Seller, in Seller's sole discretion, has agreed to purchase on the earlier to occur of the Payment Date (as defined in the Note) and an Event of Default (as defined in the Note), to the extent that, in either case, such Note is not repaid by Borrower, all of Seller's right, title and interest in and to the

Note for a purchase price equal to the Principal Amount (as defined in the Note) thereof, plus accrued and unpaid interest thereon.

                                   ARTICLE 11.
                                     CLOSING

         11.1.    LICENSE CLOSING AND CLOSING.

                  11.1.1. Provided that Buyer shall have delivered to Seller the applicable portion of the Purchase Price in accordance with Section 2.4.1, as of the date hereof (the "LICENSE CLOSING DATE"), Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire, pay for and accept from Seller, all right, title and interest of Seller in, to and under the FCC Assets and shall assume the License Closing Assumed Liabilities (the "LICENSE CLOSING").

                  11.1.2. Provided that the conditions set forth in Article 9 and Article 10 shall have been satisfied or waived, on or before May 31, 2002, or June 30, 2002, to the extent that Buyer pays the Extension Fee in accordance with Section 13.1.2 (the date on which the Closing shall occur pursuant to this Section 11.1.2 is referred to herein as the "CLOSING DATE"), to the extent not previously transferred pursuant to the License Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire, pay for and accept from Seller, all right, title and interest of Seller in, to and under the Assets and shall assume the Assumed Liabilities (the "CLOSING").

         11.2.    TIME AND PLACE OF LICENSE CLOSING AND CLOSING.

                  The Closing and License Closing shall be held at 10:00 A.M. local time on the Closing Date and the License Closing Date, respectively, at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia, or at such other time and place as the parties may agree in writing. Buyer shall provide Seller with at least ten (10) business days' prior written notice of the Closing Date.

         11.3.    DELIVERY BY SELLER AT THE LICENSE CLOSING.

                  At the License Closing, Seller shall deliver to Buyer the following:

                           (a)      The Assignment of FCC Licenses; and

                           (b)      The Put and Option Agreement.

         11.4.    DELIVERY BY SELLER AT THE CLOSING.

                  At the Closing, Seller shall deliver to Buyer the following:

                  11.4.1.  AGREEMENTS AND INSTRUMENTS

                           The following bills of sale, assignments and other
instruments of transfer duly executed by Seller:

                           (a)      the Bill of Sale;

                           (b)      the Assignment of Contracts and Leases;

                           (c)      the Assumption Agreement;

                           (d) certificates of title with respect to the motor vehicles listed on Schedule 2.1.9 or if any such motor vehicles are leased by Seller, an assignment of such lease;

                           (e) special or limited warranty deeds for all Real Property owned by Seller in a form reasonably acceptable to Seller and Buyer;

                           (f)      real and personal property transfer tax
                                    forms; and

                           (g) all other documents, instruments and certificates required to be delivered by Seller pursuant to this Agreement or otherwise required or reasonably requested by Buyer, including of conveyance and transfer, as Buyer may reasonably request in order to more effectively convey and transfer the Assets of the Stations to Buyer and to put Buyer in operational control of the Stations, or for aiding, assisting, collecting and reducing to possession any of the Assets of the Stations and exercising rights with respect thereto and to otherwise consummate the transaction contemplated herein and as otherwise contemplated by this Agreement.

                  11.4.2.  CONSENTS.

                           Copies of all consents Seller has been able to obtain
to effect the assignment to Buyer of the Station Contracts.

                  11.4.3.  CERTIFIED RESOLUTIONS.

                           A copy of the approval of the board of directors of
Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

                  11.4.4.  OFFICERS' CERTIFICATES.

                           (a)      A certificate of Seller certifying the
matters set forth in Section 9.1; and

                           (b)      A certificate of Seller as to the incumbency
of the representatives of Seller executing this Agreement or any of the other Seller Documents on behalf of Seller.

                  11.4.5.  ORGANIZATIONAL DOCUMENTS.

                           Copies of the organizational documents of Seller
certified by an executive officer of Seller as being correct and complete.

                  11.4.6.  RELEASES.

                           Duly executed releases, termination statements and
mortgage satisfactions to the extent necessary to release any Encumbrances on the Assets required to be removed by Seller pursuant to the terms of this Agreement.

                  11.4.7.  FIRPTA CERTIFICATE.

                           A certificate of non-foreign status under Section
1445 of the Code.

                  11.4.8.  TITLE INSURANCE DOCUMENTS.

                           An owner's affidavit and estoppel certificates
executed by Seller and such other customary documents and certificates executed by Seller reasonably acceptable to Seller and as may be reasonably required by Buyer's title insurance company with respect to Buyer's title insurance of the Real Property and Leased Property.

                  11.4.9.  DOMAIN NAME TRANSFER.

                           Domain name transfer agreements in form and substance
reasonably satisfactory to Buyer to perfect the transfer to Buyer of all the domain names of the Stations.

                  11.4.10. GOOD STANDING.

                           A certificate of the Secretary of State of Delaware
certifying the good standing of Seller in the State of Delaware and of the Secretary of State of North Dakota certifying the good standing of Seller in the State of North Dakota.

         11.5.    DELIVERY BY BUYER AT THE LICENSE CLOSING.

                  At the License Closing, Buyer shall deliver to Seller the following:

                           (a)      The portion of the Purchase Price in the
amount and manner set forth in Section 2.4.1;

                           (b)      The Assignment of FCC Licenses; and

                           (c)      The Put and Option Agreement.

         11.6.    DELIVERY BY BUYER AT THE CLOSING.

                  At the Closing, Buyer shall deliver to Seller the following:

                  11.6.1.  PURCHASE PRICE PAYMENT.

                           The portion of the Purchase Price in the amount and
manner set forth in Section 2.4.2.

                  11.6.2.  AGREEMENTS AND INSTRUMENTS.

                           The following agreements, documents and instruments
duly executed by Buyer:

                           (a)      the Assumption Agreement;

                           (b)      the Note (or Notes), in the amounts and
manner set forth in Section 2.4.2; and

                           (c)      all other documents, instruments and
certificates required to be delivered by Buyer pursuant to this Agreement or otherwise required, or reasonably requested by Seller in order to effectively make Buyer responsible for all Assumed Liabilities and to otherwise consummate the transaction contemplated herein and as otherwise contemplated by this Agreement.

                  11.6.3.  CERTIFIED RESOLUTIONS.

                           Copies of the resolutions of the board of directors
of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

                  11.6.4.  OFFICERS' CERTIFICATE.

                           (a)      A certificate of Buyer signed by an officer
of Buyer certifying the matters set forth in Section 10.1; and

                           (b)      a certificate signed by the Secretary of
Buyer as to the incumbency of the officers of Buyer executing this Agreement or any of the other Buyer Documents on behalf of Seller.

                  11.6.5.  CONSENTS.

                           Copies of all consents listed on Schedule 4.4.

                                   ARTICLE 12.
                            SURVIVAL; INDEMNIFICATION

         12.1.    SURVIVAL OF REPRESENTATIONS.

                  Unless otherwise set forth herein, all representations and warranties of Seller and Buyer contained in or made pursuant to this Agreement or in any Seller Document or Buyer Document furnished pursuant hereto shall survive the License Closing Date or the Closing Date, as applicable, and shall remain in full force and effect to the following extent: (a) representations and warranties shall remain in full force and effect for a period of one (1) year after the Closing Date (except for the representations and warranties set forth in Section 3.15 and Section 3.18); and (b) representations and warranties of Seller with respect to Taxes as set forth in Section 3.15 and environmental matters as set forth in Section 3.18 shall remain in full force and effect until thirty (30) days after the expiration of any applicable statute of limitations with respect to claims relating to the matters set forth in Section 3.15 and
Section 3.18. Unless a specified period for performance is set forth in this Agreement (in which case such specified period will control), the covenants and agreements in this Agreement will survive the License Closing and the Closing and remain in effect indefinitely. In all cases, any representation, warranty, covenant or agreement that is the subject of a claim which is asserted by the party seeking indemnification hereunder in a reasonably detailed writing delivered to the other party or parties, as the case may be, prior to the expiration of the applicable survival period shall survive with respect to such claim or dispute until the final resolution thereof. No claim for indemnification may be made pursuant to this Article 12 after the expiration of the applicable survival period set forth in this Section 12.1.

         12.2.    INDEMNIFICATION BY SELLER.

                  Subject to the conditions and provisions of Section 8.2,
Section 12.4 and Section 12.5, from and after the Closing Date, Seller agrees to indemnify, defend and hold harmless Buyer and Buyer's officers, directors, employees, agents and shareholders ("BUYER INDEMNIFIED PARTIES") from and against and in any respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) any failure by Seller to pay, perform or discharge any liability that is not an Assumed Liability; (b) the business or operations of the Stations during the period prior to January 7, 2002 (including any matters or liabilities with respect to the employees of the Stations and any termination of any such employee on or prior to the Closing), except for items specifically included in Assumed Liabilities; (c) any misrepresentation or breach of the representations, warranties and certifications of Seller contained in or made pursuant to this Agreement or any other Seller Document; (d) any breach by Seller of any covenants of Seller contained in or made pursuant to this Agreement or any other Seller Document or
(e) any matter disclosed on Schedule 3.7; provided, however, to the extent that the officers, directors, agents, representatives or employees of Buyer have knowledge of any inaccuracy of any representation, warranty, agreement or covenant contained in this Agreement, or, in their respective capacities, should have had such knowledge, or any such Losses are the result of the action or inaction of Buyer or SBG or any of their respective officers, directors, agents or representatives, whether prior to or following the License Closing or the Closing, including in connection with the performance of the Management Agreement or the Lease Agreement, Buyer shall not be entitled to seek indemnity for any such Losses associated with such inaccuracy, action or inaction.

         12.3.    INDEMNIFICATION BY BUYER.

                  Subject to the conditions and provisions of Section 12.4 and
Section 12.5, from and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless Seller, and its respective officers, directors, employees, agents and partners ("SELLER INDEMNIFIED PARTIES") from, against and with respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) any failure by Buyer to pay, perform or discharge any License Closing Assumed Liabilities or Assumed Liabilities; (b) the business or operations of the Stations during the period after the Closing Date (including any matters or liabilities with respect to the employees of the Stations and any termination of any such employee after the Closing); (c) any misrepresentation or breach of the representations, warranties and certifications of Buyer contained in or made pursuant to this Agreement or any other Buyer Document; (d) any breach by Buyer of any covenants of Buyer contained in or made pursuant to this Agreement or any other Buyer Document; or (e) Seller's failure to comply with the Worker Adjustment

Retraining Notification Act as a result of layoffs of Stations employees who are not given the required statutory notice under the Worker Adjustment Retraining Notification Act because of Buyer's decision not to offer employment to such Station's employees.

         12.4.    LIMITATIONS ON INDEMNIFICATION.

                  12.4.1. Seller shall not be liable to the Buyer Indemnified Parties in respect of any indemnification under Section 12.2(c) and Section 12.2(d) except to the extent that the aggregate Losses of the Buyer Indemnified Parties under such Sections exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "BASKET AMOUNT"), in which event, subject to Section 12.4.2 below, Seller shall be liable for all such Losses in excess of the Basket Amount. Buyer shall not be liable to the Seller Indemnified Parties in respect of any indemnification under Section 12.3(c) and Section 12.3(d) except to the extent that the aggregate Losses of the Seller Indemnified Parties under such Sections exceeds the Basket Amount, in which event, subject to Section 12.4.2 below, Buyer shall be liable for all such Losses in excess of the Basket Amount.

                  12.4.2. Buyer acknowledges and agrees that the maximum aggregate liability of Seller pursuant to Section 12.2(c) and Section 12.2(d) to the Buyer Indemnified Parties and any third parties for any and all Losses in excess of the Basket Amount shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000); provided, however, nothing in this Section 12.4.2 shall be construed to constitute a waiver or limitation of any claims by Buyer based on fraud. Seller acknowledges and agrees that the maximum aggregate liability of Buyer pursuant to Section 12.3(c), Section 12.3(d) and Section 12.3(e) of this Agreement to the Seller Indemnified Parties and any third parties for any and all Losses in excess of the Basket Amount shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000); provided, however, nothing in this Section 12.4.2 shall be construed to constitute a waiver or limitation of any claims by Seller based on fraud.

         12.5.    CONDITIONS OF INDEMNIFICATION.

                  The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Article 12, resulting from any Losses, shall be subject to the following terms and conditions:

                  12.5.1. The party seeking indemnification (the "INDEMNIFIED PARTY") must give the other party or parties, as the case may be (the "INDEMNIFYING PARTY"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

                  12.5.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing (reasonably acceptable to the Indemnified Party), the defense of such Losses at the Indemnifying Party's risk and expense; provided, however, that as a condition to the exercise of such right to undertake defense of such Losses, the Indemnifying Party shall, as between the Indemnifying Party and the Indemnified Party, assume the liability for such Losses, without regard to the limitations set forth in
Section 12.4.2.

                  12.5.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof (with counsel reasonably acceptable to the Indemnified Party)). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  12.5.4. Anything in this Section 12.5 to the contrary notwithstanding, (a) if any third party alleges the right to or seeks any remedy other than money damages or other money payments, the Indemnified Party shall have the right, at the cost and expense of the Indemnifying Party, to participate in and direct the defense, compromise or settlement of the Losses,
(b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance reasonably satisfactory to the Indemnified Party, and (c) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses, (d) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith, and (e) in the event that both the Indemnified Party and the Indemnifying Party are parties (directly or through interpleader) to any Losses giving rise to indemnification hereunder and the Indemnified Party is advised by counsel that there is or may be a conflict of interest in the representation of both the Indemnified Party and the Indemnifying Party by one firm of counsel, the Indemnified Party shall be entitled to assume, at the sole cost and expense of the Indemnifying Party, the defense, compromise and settlement (subject to clause (b) above) of such Loss with counsel (in addition to local counsel) reasonably satisfactory to the Indemnifying Party.

                  12.5.5. In the event that an Indemnified Party has a good faith basis for a claim for indemnification which does not involve a claim against it by a third party (a "Direct Claim"), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice"), including with particularity the specific representation and warranty or covenant and agreement alleged to have been breached; provided, that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure. If the Indemnifying Party notifies the Indemnified Party that it disputes an Indemnified Party's right of indemnification with respect to a particular Direct Claim, the parties shall use their reasonable efforts to negotiate a resolution of such dispute promptly. Except to the extent of the limitations on indemnification set forth in this Article 12, nothing in this Section shall be deemed to prevent any Indemnified Party from initiating litigation under this Agreement with respect to any Direct Claim disputed by the Indemnifying Party for the purpose of establishing the Indemnified Party's right to indemnification hereunder.

                                   ARTICLE 13.
                                   TERMINATION

         13.1.    TERMINATION.

                  This Agreement may be terminated at any time prior to the Closing by:

                  13.1.1.  the mutual consent of Seller and Buyer;

                  13.1.2. either Buyer or Seller, by written notice of termination delivered to the other, if the Closing has not occurred on or before May 31, 2002 (the "DROP DEAD DATE"); provided, however, that notwithstanding the foregoing, the Drop Dead Date may be extended to June 30, 2002, at the option of Buyer if on or prior to May 31, 2002, Buyer makes a payment of Three Million Dollars ($3,000,000) by wire transfer of immediately available funds to an account or account to be identified by Seller, as consideration for extending the Drop Dead Date (the "EXTENSION FEE");

                  13.1.3. either Buyer or Seller in the event that any court or Governmental Authority of competent jurisdiction shall issue a final, non-appealable injunction prohibiting the transactions contemplated by this Agreement; provided, however, that the issuance of such final, non-appealable injunction shall not be attributable to the breach of this Agreement by the party seeking termination pursuant to this Section 13.1.3; or

                           13.1.4   either Buyer or Seller in accordance with
the terms and conditions of Article 14.

         13.2.    EFFECT OF TERMINATION.

                  In the event this Agreement is terminated as provided in Sections 13.1.1, 13.1.2, 13.1.3 or 13.1.4, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all liabilities and obligations hereunder; provided, however, that the obligations of Buyer and Seller set forth in Sections 6.3 and 7.1 (which relate to confidentiality), and Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including specific performance).

         13.3.    RETURN OF EXTENSION FEE.

                  If during the term of this Agreement either (a) Buyer notifies Seller of its intent to consummate the Closing following its payment of the Extension Fee pursuant to Section 13.1.2 of this Agreement, and, on the date on which the Closing is scheduled to occur the conditions set forth in Sections 9.2, 9.3 and 9.4 have not been satisfied or (b) Buyer or Seller terminates this Agreement in accordance with Section 13.1.3, then the Extension Fee shall be returned to Buyer within one (1) business day after the date on which the Closing is scheduled to occur or the date of such termination, as applicable; provided, however, that the failure of the satisfaction of the conditions set forth in Sections 9.2, 9.3 and 9.4 or the basis for Buyer's or Seller's termination of this Agreement pursuant to Section 13.1.3, as applicable, shall not have been caused by the actions of Buyer or its affiliates.

                                   ARTICLE 14.
                                    REMEDIES

         14.1.    DEFAULT BY BUYER.

                  If there exists a material misrepresentation or breach of representation or warranty of Buyer set forth in this Agreement, or if Buyer shall default in any material respect in the performance of Buyer's obligations under this

Agreement, or if, as a result of Buyer's action or failure to act, the conditions precedent to Buyer's or Seller's obligation to close specified in
Article 9 or Article 10 are not satisfied, and for such reason or reasons this Agreement is not consummated, and provided that Seller shall not then be in material default in the performance of Seller's obligations hereunder, Seller shall be entitled as Seller's sole and exclusive remedy under this Agreement, by written notice to Buyer, to terminate this Agreement; provided, however, Buyer shall have a period of ten (10) business days after receipt of Seller's written termination notice to cure any such misrepresentation, breach or default, and if Buyer cures such misrepresentation, breach or default within such ten (10) business day period, Seller shall have no right to terminate this Agreement based on such misrepresentation, breach or default.

         14.2.    DEFAULT BY SELLER.

                  If there exists a material misrepresentation or breach of representation or warranty of Seller set forth in this Agreement, or if Seller shall default in any material respect in the performance of Seller's obligations under this Agreement, or if, as a result of Seller's action or failure to act, the conditions precedent to Buyer's or Seller's obligation to close specified in
Article 9 or Article 10 are not satisfied, and for such reason or reasons this Agreement is not consummated, and provided that Buyer shall not then be in material default in the performance of Buyer's obligations hereunder, Buyer shall be entitled as Buyer's sole and exclusive remedy under this Agreement, to either (a) seek specific performance as provided for in Section 14.3 or (b) by written notice to Seller, to terminate this Agreement; provided, however, Seller shall have a period of ten (10) business days after receipt of Buyer's written termination notice to cure any such misrepresentation, breach or default, and if Seller cures such misrepresentation, breach or default within such ten (10) business day period, Buyer shall have no right to terminate this Agreement based on such misrepresentation, breach or default.

         14.3.    SPECIFIC PERFORMANCE.

                  Seller hereby acknowledges that the Assets are unique, and that the harm to Buyer resulting from Seller's failure to perform their obligations hereunder cannot be adequately compensated by damages. Accordingly, Seller agrees that Buyer shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller. In any such specific performance action, Seller agrees to waive the defense that there is an adequate remedy at law for damages and agree that Buyer shall be entitled to obtain specific performance of Seller's obligations hereunder without having to post any bond or other security in any such proceeding.

                                   ARTICLE 15.
                               GENERAL PROVISIONS

         15.1.    ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION.

                  Buyer agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement. Seller agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement, including in the event that any Assets are owned by any Affiliate of Seller, causing such Affiliate to transfer the Assets to Buyer.

         15.2.    BROKERS.

                  Seller represents to Buyer that Seller has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Seller that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing Date without limitation and shall not be subject to the Basket Amount contained in Section 12.4.1 or the limitations of Section 12.4.2.

         15.3.    EXPENSES AND TAXES.

                  Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, (a) Buyer and Seller shall each pay one-half (1/2) of all sales (including bulk sales), use, documentary, stamp, gross receipts, registration, transfer (including in respect of transfers of real and personal property), conveyance, excise, recording, license, real estate transfer taxes and other similar Taxes and fees ("TRANSFER TAXES") applicable to, imposed upon or arising out of the transactions contemplated hereby whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon and (b) Seller and Buyer shall each pay one-half (1/2) of any FCC filing fees incurred in connection with the assignment of the FCC Licenses. Each party agrees to cooperate with such other party in the timely completion, execution and filing of any documentation required by any local or state governmental agency in connection with the Transfer Taxes.

         15.4.    NOTICES.

                  All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

                           If to Buyer:

                                    Smith Television of North Dakota, Inc.
                                    127 El Paseo
                                    Santa Barbara, CA 93101
                                    Attention: Robert N. Smith
                                    Telecopy No.: (805) 965-1144

                           with a copy (which shall not constitute notice) to:

                                    Hogan & Hartson L.L.P.
                                    8300 Greensboro Drive
                                    Suite 1100
                                    McLean, Virginia 22102
                                    Attention: Richard T. Horan, Jr.
                                    Telecopy No.: (703) 610-6200

                           If to Seller:

                                    STC Broadcasting, Inc.
                                    720 2nd Avenue South
                                    St. Petersburg, Florida 33701
                                    Attention: David Fitz
                                    Telecopy No.: (727) 821-8092
                           with copies (which shall not constitute notice) to:

                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas 75201
                                    Attention: Jeffrey B. Hitt
                                    Telecopy No.: (214) 746-7777

or such other address as the addressee may indicate by written notice to the other parties.

                  Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         15.5.    WAIVER.

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         15.6.    BENEFIT AND ASSIGNMENT.

                  (a) No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto; provided, however, (i) Buyer shall be permitted to assign this Agreement at any time, in whole or in part, without the prior written consent of Seller to an Affiliate of Buyer provided that any such assignee that acquires or has the right to acquire the FCC Licenses assumes the obligation of Buyer under the Put and Option Agreement, and (ii) Seller shall be permitted to assign this Agreement at any time, in whole or in part, without the prior written consent of Buyer to an Affiliate of Seller.

                  (b) Any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Without limiting the foregoing, no employee of the Stations and no other Person shall be a third-party beneficiary under this Agreement (including the provisions of Section 8.4), or any Seller Document or Buyer Document.

         15.7.    ENTIRE AGREEMENT; AMENDMENT.

                  This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

         15.8.    SEVERABILITY.

                  If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

         15.9.    HEADINGS.

                  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         15.10.   GOVERNING LAW; JURISDICTION.

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof. The parties hereto hereby waive personal service of any process in connection with any such action, suit or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party, at such other party's address set forth pursuant to Section 15.4 hereof. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by law.

         15.11.   SIGNATURE IN COUNTERPARTS.

                  This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                       SELLER

                                       STC BROADCASTING, INC.



                                       By: /s/ David A. Fitz
                                          -------------------------------------
                                          David A. Fitz
                                          Chief Financial Officer

                                       STC LICENSE COMPANY



                                       By: /s/ David A. Fitz
                                          -------------------------------------
                                          David A. Fitz
                                          Chief Financial Officer

                                       BUYER

                                       SMITH TELEVISION OF NORTH DAKOTA, INC.



                                       By: /s/ Robert N. Smith
                                          -------------------------------------
                                       Name: Robert N. Smith
                                       Title: President and Chief Executive
                                              Officer

                                       SMITH TELEVISION OF NORTH DAKOTA
                                       LICENSE HOLDINGS, INC.



                                       By: /s/ Robert N. Smith
                                          -------------------------------------
                                       Name: Robert N. Smith
                                       Title: President and Chief Executive
                                              Officer

                                     ANNEX I
                                   DEFINITIONS

                  "ACCOUNTS RECEIVABLE" means all accounts receivable with respect to the Stations as of the end of the broadcast day immediately preceding the Closing Date on the License Closing Date, as applicable.

                  "ADDITIONAL AGREEMENTS" shall have the meaning set forth in
Section 6.1.6.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person that, (a) directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, (b) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of any voting or non-voting securities or other equity in the first Person, and (c) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of the voting or non-voting securities or other equity in any Person which directly or indirectly is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, "control" (including with correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of either (X) five percent (5%) or more of the voting power of the securities having ordinary voting power for the election of directors of the first Person, or (Y) the power to direct or cause the direction of the management or policies of the first Person (whether through ownership of securities, partnership interests or any other ownership or debt interests, by contract or otherwise).

                  "APPRAISAL FIRM" shall have the meaning set forth in Section 2.5.

                  "APPRAISAL REPORT" shall have the meaning set forth in Section 2.5.

                  "ASSETS" shall have the meaning set forth in Section 2.1.

                  "ASSIGNMENT OF CONTRACTS AND LEASES" means that certain Assignment of Contracts and Leases executed by Seller, in the form attached hereto as Exhibit B.

                  "ASSIGNMENT OF FCC LICENSES" means that certain Assignment of FCC Licenses executed by Seller, in the form attached hereto as Exhibit C.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.6.


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

                  "ASSUMPTION AGREEMENT" means that certain Assumption Agreement executed by Buyer and Seller, in the form attached hereto as Exhibit D.

                  "BASKET AMOUNT" shall have the meaning set forth in Section 12.4.1.

                  "BILL OF SALE" means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Seller, in the form attached hereto as Exhibit E.

                  "BUYER DOCUMENTS" means, collectively, this Agreement, the Put and Option Agreement, the Note, the Assumption Agreement and the closing certificates and other deliveries contemplated by Section 11.6.

                  "BUYER INDEMNIFIED PARTIES" shall have the meaning specified in Section 12.2.

                  "CLOSING" shall have the meaning set forth in Section 11.1.2.

                  "CLOSING DATE" shall have the meaning specified in Section 11.1.2.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

                  "CONSIDERATION" shall mean the aggregate amount of consideration to be paid by Buyer to Seller in respect of the Assets acquired pursuant to this Agreement, with such amount consisting of (i) the Purchase Price and (ii) the Assumed Liabilities recognized as such for federal income tax purposes.

                  "CURRENT BALANCE SHEET" shall have the meaning set forth in
Section 3.5.

                  "DEFINITIVE DOCUMENTATION" shall have the meaning set forth in
Section 7.4.

                  "DIRECT CLAIM" shall have the meaning set forth in Section 12.5.5.

                  "DIRECT CLAIM NOTICE" shall have the meaning set forth in
Section 12.5.5.

                  "DROP-DEAD DATE" shall have the meaning set forth in Section 13.1.2.

                  "DTV" shall have the meaning set forth in Section 3.20.

                  "DTV FACILITY" shall have the meaning set forth in Section
3.20.


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

                  "ENCUMBRANCES" means any mortgages, pledges, liens, security interests, defects in title, easements, encumbrances or encroachments.

                  "ENVIRONMENTAL LAWS" means any applicable federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, or other legal requirement relating to the environment or natural resources, and includes, but is not limited to, any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1802 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.9601 et seq.; the Clean Water Act, 33 U.S.C. ss.1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; and the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

                  "ENVIRONMENTAL PERMITS" shall have the meaning specified in
Section 3.18.

                  "ENVIRONMENTAL REPORTS" shall have the meaning specified in
Section 3.18.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "EXCLUDED ASSETS" shall have the meaning specified in Section 2.2.

                  "EXTENSION FEE" shall have the meaning specified in Section 13.1.2.

                  "FCC" means the Federal Communications Commission.

                  "FCC ASSETS" shall have the meaning specified in Section
2.1.1.

                  "FCC LICENSES" shall have the meaning specified in Section 2.1.1.

                  "GAAP" means U.S. generally accepted accounting principles consistently applied for the periods involved.

                  "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.


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

                  "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the respective meanings set forth in Section 12.5.1.

                  "INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.1.4.

                  "LAWS" means any federal, state or local law, statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.

                  "LEASE AGREEMENT" means that certain Lease Agreement to be entered into effective as of April 1, 2002, by and among Sunrise Television Corp., STC and STLH.

                  "LEASES" shall have the meaning set forth in Section 3.10.2.

                  "LEASED PROPERTY" shall have the meaning set forth in Section 2.1.2.

                  "LIABILITIES" OR "LIABILITIES" means, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such Person's balance sheets or other books and records.

                  "LICENSE CLOSING" shall have the meaning set forth in Section 11.1.1.

                  "LICENSE CLOSING DATE" shall have the meaning set forth in
Section 11.1.1.

                  "LOSSES" means any liabilities, demands, claims, actions, costs, damages, penalties, fines, judgments, settlements, arbitrations, assessments, obligations (including those arising out of any action, such as any settlement or compromise thereof of judgment or award therein or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonably attorneys' fees and expenses, reasonable accountants' fees and expenses and all amounts paid or incurred in connection with any such action, demand, proceeding, investigation, preservation or enforcement of rights to indemnification), or claim (including any governmental entity or any department, agency or political subdivision thereof) and the investigation, defense or settlement of any of the foregoing; provided that Losses shall not include any indirect, consequential, incidental, exemplary or punitive damages or other special damages or lost profits.

                  "MANAGEMENT AGREEMENT" means that certain Management Services Agreement by and between Seller and SBG dated as of January 7, 2002.

                  "MARKET CABLE SYSTEMS" shall mean all U.S. cable systems located within any particular station's market, as defined in Section 76.55 of the FCC regulations.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Assets, taken as a whole, provided, however, that any material adverse effect caused by Buyer or any material adverse effect within the knowledge of the directors, agents, representatives or employees of Buyer, or which should have been within their knowledge, in their respective capacities, as of the date hereof shall not be deemed a Material Adverse Effect.

                  "NOTE" shall have the meaning set forth in Section 2.4.2.

                  "OPERATING CONTRACTS" shall have the meaning set forth in
Section 2.1.8.

                  "PERMITS" shall have the meaning set forth in Section 2.1.

                  "PERMITTED ENCUMBRANCES" means (a) Encumbrances on Real Property and Leased Property that do not materially interfere with the value, marketability or use of the Real Property and Leased Property in the operations of the Stations, (b) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established on Seller's books in accordance with GAAP; (c) Encumbrances which do not secure monetary liabilities of any Person and that, individually or in the aggregate, do not and would not materially detract from the value or marketability of any of the Assets or materially interfere with the use thereof as currently used; and (d) Encumbrances of record on Real Property or Leased Property, other than Encumbrances which pursuant to this Agreement or Schedule hereto will be removed prior to Closing or other Encumbrances for borrowed money.

                  "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

                  "PIK INTEREST" shall have the meaning set forth in Section
7.4.

                  "PLAN" shall have the meaning set forth in Section 3.16.

                  "PRE-CLOSING DATE RECORDS" shall have the meaning set forth in
Section 7.2.

                  "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

                  "PROGRAM CONTRACTS" shall have the meaning set forth in
Section 2.1.5.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.3.

                  "PUT AND OPTION AGREEMENT" means that certain Put and Option Agreement between Buyer and Seller attached hereto as Exhibit F.

                  "REAL PROPERTY" shall have the meaning set forth in Section 2.1.2.

                  "RELEASE" has the meaning set forth in CERCLA.

                  "SBG" shall mean Smith Broadcasting Group, Inc.

                  "SCHEDULES" means the disclosure schedules delivered by Seller to Buyer in connection herewith.

                  "SELLER DOCUMENTS" means, collectively, this Agreement, the Put and Option Agreement, the Assignment of Contracts and Leases, the Bill of Sale, the Assignment of FCC Licenses, the Assumption Agreement and the closing certificates and other deliveries contemplated by Section 11.4.

                  "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 12.3.

                  "SELLER TAX RETURNS" means all material federal, state, local, foreign and other applicable Tax returns or declarations of estimated Tax reports required to be filed by Seller (without regard to extensions of time permitted by law or otherwise).

                  "STATIONS" shall have the meaning set forth in the Recitals.

                  "STATION CONTRACTS" shall have the meaning set forth in
Section 2.1.8.

                  "TAXES" means all federal, state and local taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

                  "TIME SALES AGREEMENTS" shall have the meaning set forth in
Section 2.1.7.

                  "TRADE-OUT AGREEMENTS" shall have the meaning set forth in
Section 2.1.6.

                  "TRANSFER TAXES" shall have the meaning set forth in Section 15.3.